AMENDMENT NO. 5
                                TO
                    ATLANTIC RICHFIELD COMPANY
                       ANNUAL INCENTIVE PLAN
                    ___________________________


Pursuant to authority contained in resolutions adopted by the Board of Directors on July 28, 1997, the following amendment is hereby made to the Atlantic Richfield Company Annual Incentive Plan (the "Plan"), effective July 28, 1997.

1. Paragraphs 2(m), 2(y) and 2(z) of the Plan are amended to read as follows:

          "(m) "Company" means ARCO and its Subsidiaries.

          (y) "Salary Grade" means the classification assigned to an Employee by ARCO.

          (z) "Subsidiary" means any corporation, the majority of the voting stock of which, or any partnership or joint venture, the majority of the profits interest or capital interest of which, is owned directly or indirectly by ARCO or a Corporation, as applicable."

2.   Subsections (bb), (cc), (dd), (ee), (ff), (gg), (hh), (ii) and
(jj) are added to Section 2 of the  Plan  to  read  as follows:

          "(bb)     "Anticipatory Change of Control" means (1) the
     execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control; (2) a public announcement by any Person, including
     ARCO,   of   an  intent  to  take  an  action(s)  which,   if
     consummated, would result in a Change of Control; or (3) the delivery of a signed, written statement to the Trustee of the Change of Control Trust and ARCO's Independent Auditor by the Chief Financial Officer of ARCO and General Counsel of ARCO that an Anticipatory Change of Control is in effect, provided that, with respect to any of the above three circumstances, the Anticipatory Change of Control shall not be effective until approved by either the Board or the Executive Committee of the Board.

           (cc) "ARCO" means Atlantic Richfield Company, its successors and assigns.

           (dd) "Benefit Trigger Window" means the 24-month period commencing on the date that a Change of Control occurs.

           (ee)  "Change of Control" means:

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                (1)   Consummation of a reorganization, merger  or
     consolidation  or  sale  or  other  disposition  of  all   or
     substantially  all  of  the  assets  of  ARCO  (a   "Business
     Combination"), unless, in each case, following such  Business
     Combination:

                      (i)    All  or  substantially  all  of   the
     individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock (the "Outstanding Common Stock") of ARCO and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Outstanding Voting Securities") of ARCO immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then Outstanding Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns ARCO or all or substantially all of ARCO's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                     (ii) No Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of ARCO or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then Outstanding Common Stock of such corporation resulting from such Business Combination or the combined voting power of the then Outstanding Voting Securities of such corporation, except to the extent that such ownership existed immediately prior to the Business Combination; and

                     (iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                (2) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 or Rule 13d-5 promulgated under the Exchange Act) of 25 percent or more of either (i) the Outstanding Common Stock of ARCO or (ii) the Outstanding Voting Securities of ARCO; provided, however, that for purposes of this Subsection (2), the following shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ARCO or any corporation controlled by ARCO; (B) any acquisition by ARCO or any increase in beneficial ownership resulting solely from an acquisition by ARCO; (C) any acquisition by any corporation pursuant to a Business Combination which complies with clauses (i), (ii) and (iii) of Subsection (1); or (D) any acquisition directly from ARCO pursuant to a transaction (other than a Business Combination) approved by the Board after July 28, 1997; and provided, further, that in any event, without regard to the manner in which the level of ownership is attained, the ownership by

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     any  Person  of 40 percent or more of the Outstanding  Common
     Stock of ARCO or Outstanding Voting Securities of ARCO shall constitute a Change of Control; or

                 (3) Individuals who, as of July 28, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by ARCO's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person shall not be considered an Incumbent Director; or

                (4) Approval by the stockholders of ARCO of a complete liquidation or dissolution of ARCO.

            (ff) "Change of Control Trust" means the trust established by ARCO to provide for the payment of any benefits, in whatever form is required, under this Plan on and after a Change of Control.

            (gg) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (hh) "Person" means any individual, corporation, firm, partnership, governmental body, entity or group and shall
     include  any  person  within  the  meaning  of  13(d)(3)   or
     14(d)(2) of the Exchange Act.

            (ii) "Special Plan Administrator" means the entity designated in the Change of Control Trust, which shall have full administrative powers under Section 3 of this Plan on and after a Change of Control, including, but not limited to,
     all   interpretive  and  decision  powers  reserved  to   the
     Committee or the Subcommittee prior to a Change of Control.

            (jj) "Surviving Entity" means the entity which exists following a Change of Control and which employs the individuals who were Employees eligible for participation under Subsection 2(v) and
Section 4 immediately prior to the Change of Control."

3. Sections 6 through 10 are renumbered as Sections 7 through 11 and a new Section 6 is added to the Plan to read as follows:

     "Section 6.    Change of Control

           (a)  If an Employee in Grade classification E0 through
     9 (or the equivalent thereof) as of the date of a Change of Control terminates employment from

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     the Surviving Entity after the Change of Control under any of the circumstances described in Subsection 6(b), a cash payment shall be made to such Employee as described in Subsection 6(c).

           (b) Termination of Employment shall mean termination of employment during the Benefit Trigger Window by the Surviving Entity, other than for cause, and with respect to Grades E0 through E3 shall also mean the Employee's voluntary termination following the Surviving Entity's request to accept a (1) demotion to a lesser job, (2) reduction in Base Salary plus Salary Grade Target Award described under Subsection 5(b) of ten percent or more, or (3) relocation of the principal place of work which would constitute a deductible moving expense under 217 of the Internal Revenue Code. With respect to Grades E4, 10 and 9, only Clauses (2) and (3) shall apply.

           (c) In the event of a Termination of Employment under Subsection 6(b), as soon as possible following such termination, the Employee will be paid an Award equal to the Salary Grade Target Award described under Subsection 5(b) multiplied by a fraction, the numerator of which is the number of months (or fraction thereof) the Employee was employed during the Performance Year prior to termination of employment in conjunction with the Change of Control and the denominator of which is twelve."


4.   Subsection 9(a) of the Plan is amended to read as follows:

          "(a) ARCO intends to establish a grantor trust to aid in accumulating the amounts necessary to pay any amount awarded to a Participant for a Performance Year, or an Award deferred pursuant to Section 7 or any interest credited thereon. All Awards, and any interest credited thereon, shall be paid from the general funds of the Company to the extent not paid from the grantor trust. Under no circumstances shall a Participant or other person have any interest whatsoever in any particular property or assets of the Company as a result of this Plan or an Award made thereunder."

5.   Section 10 of the Plan is amended to read as follows:

     "Section 10.   Amendment, Suspension or Termination

          (a) Except as provided under Subsections 10(b) and (c), the Board may suspend, terminate or amend the Plan. Amendment, suspension or termination of the Plan shall not alter the amount or payment of an Award made prior to such amendment, suspension or termination.

           (b) The Plan may not be amended during an Anticipatory Change of Control, except that the Board may amend the Plan during such a period as it may deem reasonably necessary, upon advice of counsel, to further the interest of the Company and its shareholders regarding any legal requirements and, provided further, that any such amendment which reduces, or could reduce, the value of any

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     benefit of a Participant, as determined in the sole discretion of the Special Plan Administrator, shall provide substantially equivalent value in replacement thereof to the Participant.

           (c) The Plan may not be amended or terminated on or after a Change of Control until all payments that may be due pursuant to Subsection 6(c) of the Plan, as determined in the sole discretion of the Special Plan Administrator of the Change of Control Trust, have been made."

     Executed this 27th day of March, 1998

ATTEST                             ATLANTIC RICHFIELD COMPANY


    /s/ ARMINEH AIMONIAN                /s/ JOHN H. KELLY
BY: ______________________         BY: _________________________
                                        John H. Kelly
                                        Senior Vice President
                                        Human Resources